Exhibit 99.1

Company/Investor Contact:

Charles Jones

CJones & Associates Public Relations

888-557-6480

305-987-7418

cjones@cjonespr.com

Hemispherx Biopharma Announces Financial Results for the
Three Months Ended March 31, 2016

The company is now focusing on commercial success by seeking co-development partners and working closely with the research and regulatory communities to bring disease fighting technologies to the world.

Conference Call Scheduled for Tuesday, May 17, 2016 at 1:00 PM EDT

PHILADELPHIA – May 16, 2016 - Hemispherx Biopharma (NYSE MKT: HEB) announced its financial results for the three months ended March 31, 2016. The net loss was approximately $2,164,000 or $(0.01) per share as compared to a net loss of $3,445,000 or ($0.02) per share for the same three month period in 2015. Cash, cash equivalents and marketable securities were approximately $7,849,000 at March 31, 2016 as compared to $8,910,000 as of December 31, 2015.

Hemispherx Biopharma recently made changes to its senior management team and implemented austerity measures which included the reduction of executive compensation and elimination of non-essential contractors and personnel. These measures have resulted in a significant reduction in costs and expenses. The company is now focusing on commercial success by seeking co-development partners and working closely with the research and regulatory communities to bring disease fighting technologies to the world.

Conference Call Information

Hemispherx will host a conference call at 1:00 p.m. Eastern Daylight Time (EDT) on Tuesday, May 17, 2016 to provide a general business update. Hemispherx will respond to various stockholder questions submitted prior to the call.

An audio replay of the conference call will be available on the Company’s website approximately one hour following the conclusion of the call.

Date:	Tuesday, May 17, 2016
Time:	1:00 PM EDT
Dial-in numbers:	800-346-7359 (domestic)
973-528-0008 (international)
Conference number:	27781
Questions:	ir@hemispherx.net by 10:00 AM EDT on Wednesday, May 17, 2016
Audio Replay:	http://ir.hemispherx.net/Events_Presentations

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N Injection® approval in Argentina includes the use of Alferon N Injection® (under the brand name "Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information, please visit www.hemispherx.net.

Disclosure Notice

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The production of new Alferon® API inventory will not commence until the validation phase is complete. While the facility is approved by FDA under the Biological License Application ("BLA”) for Alferon®, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. The validation phase is delayed until we are able to repair the damage caused by a flood that occurred on January 5, 2016 at the facility. At this moment, there is no definitive timetable to have the facility back online. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon® API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. With regard to our NDA for Ampligen® to treat CFS, we note that there are additional steps which the FDA has advised us to take in our seeking approval. The final results of these efforts and/or any other activities could vary materially from Hemispherx’s expectations. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of Ampligen® in the United States and other countries. No assurance can be given that Huron’s endeavors on behalf of the company will enable the company to find a co-development partner or advance its ability to capitalize on business opportunities. No evidence is suggested that Ampligen® will be commercially approved for any treatment or that Alferon N Injection® will be commercially approved for potential new treatment indications or for new manufacturing procedures.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “potential,” “potentially,” “possible,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Important Information

There may be a discussion of the need to seek stockholder approval of a reverse stock split at the upcoming annual meeting of stockholders in this conference call. Hemispherx intends to file a proxy statement with the Securities and Exchange Commission (the "SEC"). This communication is not a substitute for any proxy statement or other document Hemispherx may file with the SEC in connection with the proposed reverse stock split. Stockholders are urged to read the proxy statement, when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Hemispherx. Stockholders may obtain free copies of the proxy statement, when filed, without charge, at the SEC's website (www.sec.gov). This document does not constitute a solicitation of any vote or approval.

Participants in Solicitation

Hemispherx and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Hemispherx's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 29, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by Hemispherx in connection with the proposed transaction and in other relevant documents filed by Hemispherx with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.